                                                                    Exhibit 11
                                                                        to
                                                     Form 10-Q for the Quarterly
                                                     Period Ended March 31, 1994


                              CINCINNATI BELL INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
      (Dollars in thousands, except per share amounts; shares in thousands)


                                                                    For the Three Months
                                                                       Ended March 31,
                                                                   ----------------------
                                                                     1994          1993
                                                                   --------      --------
Income before cumulative effect of accounting change . . . . .      $15,646       $20,827
Cumulative effect of accounting change . . . . . . . . . . . .       (2,925)           --
                                                                   --------      --------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . .       12,721        20,827
Preferred dividend requirements. . . . . . . . . . . . . . . .           --         1,087
                                                                   --------      --------

Income applicable to common shares . . . . . . . . . . . . . .      $12,721       $19,740
                                                                   --------      --------
                                                                   --------      --------

Weighted average number of common shares outstanding . . . . .       65,083        61,842

Common share conversions applicable to common share options. .            8            11
                                                                   --------      --------

Total number of shares for computing primary earnings per
  common share . . . . . . . . . . . . . . . . . . . . . . . .       65,091        61,853

Average contingent issues of common shares from convertible
  preferred shares . . . . . . . . . . . . . . . . . . . . . .         n/a          3,158
                                                                   --------      --------

Total number of shares for computing fully diluted earnings
  per common share . . . . . . . . . . . . . . . . . . . . . .         n/a         65,011
                                                                   --------      --------
                                                                   --------      --------

EARNINGS PER COMMON SHARE

  As reported
    Income before accounting change. . . . . . . . . . . . . .        $ .24         $ .32
    Cumulative effect of accounting change . . . . . . . . . .         (.04)           --
                                                                      -----         -----
    Net income . . . . . . . . . . . . . . . . . . . . . . . .        $ .20         $ .32
                                                                      -----         -----
                                                                      -----         -----

  Primary
    Income before accounting change. . . . . . . . . . . . . .        $ .24         $ .32
    Cumulative effect of accounting change . . . . . . . . . .         (.04)           --
                                                                      -----         -----
    Net income . . . . . . . . . . . . . . . . . . . . . . . .        $ .20         $ .32
                                                                      -----         -----
                                                                      -----         -----

  Fully diluted
    Income before accounting change. . . . . . . . . . . . . .        $ .24         $ .32
    Cumulative effect of accounting change . . . . . . . . . .         (.04)           --
                                                                      -----         -----
    Net income . . . . . . . . . . . . . . . . . . . . . . . .        $ .20         $ .32
                                                                      -----         -----
                                                                      -----         -----



Earnings per common share for the three months ended March 31, 1994 and 1993 as reported in the Consolidated Statements of Income were based on the weighted average number of common shares outstanding for the respective periods. For the three months ended March 31, 1994 and 1993 primary and fully diluted earnings per common share were not shown in the Consolidated Statements of Income as they differ from the reported earnings per common share by less than three percent or are anti-dilutive.